Exhibit A

Transactions by Reporting Persons in the last 60 days.

Beneficial Ownership	Purchase or Sale	Quantity	Transaction Date	Price per Share (including commission)	How Effected

California State Teachers’ Retirement System	Purchase	1,128	5/3/2013	$53.67	Open Market
California State Teachers’ Retirement System	Purchase	841	5/8/2013	$56.46	Open Market
California State Teachers’ Retirement System	Purchase	100	5/9/2013	$56.43	Open Market
California State Teachers’ Retirement System	Sale	500	5/13/2013	$56.78	Open Market
California State Teachers’ Retirement System	Purchase	821	5/15/2013	$56.89	Open Market
California State Teachers’ Retirement System	Sale	500	5/15/2013	$57.03	Open Market
California State Teachers’ Retirement System	Sale	1,118	5/16/2013	$56.23	Open Market
California State Teachers’ Retirement System	Purchase	506	5/17/2013	$57.32	Open Market
California State Teachers’ Retirement System	Sale	1,919	5/20/2013	$57.08	Open Market
California State Teachers’ Retirement System	Sale	1,295	5/21/2013	$57.67	Open Market
California State Teachers’ Retirement System	Purchase	495	5/22/2013	$57.74	Open Market
California State Teachers’ Retirement System	Sale	1,200	5/22/2013	$56.97	Open Market
California State Teachers’ Retirement System	Purchase	300	5/22/2013	$57.08	Open Market
California State Teachers’ Retirement System	Sale	100	5/22/2013	$57.95	Open Market
California State Teachers’ Retirement System	Purchase	400	5/31/2013	$56.76	Open Market
California State Teachers’ Retirement System	Purchase	673	6/3/2013	$55.99	Open Market
California State Teachers’ Retirement System	Purchase	659	6/5/2013	$55.69	Open Market
California State Teachers’ Retirement System	Purchase	200	6/6/2013	$56.65	Open Market
California State Teachers’ Retirement System	Purchase	300	6/12/2013	$56.51	Open Market
California State Teachers’ Retirement System	Sale	36	6/12/2013	$57.59	Open Market
California State Teachers’ Retirement System	Sale	1,892	6/26/2013	$55.34	Open Market